Exhibit 23.3

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRMS

To the Board of Directors
OnScreen Technologies, Inc.

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 23, 2007, on the financial statements of Onscreen Technologies, Inc. for the years ended December 31, 2006 and 2005, included herein on the registration statement of Onscreen Technologies, Inc. on Form SB-2, Amendment No. 2, and to the reference to our firm under the heading “Experts” in the prospectus.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
October 5, 2007